EXHIBIT (H)(2)

                                ADDITION OF THE
                          JEFFERSON REGIONAL BANK FUND
                              JEFFERSON REIT FUND
                                     TO THE
                            TRANSFER AGENT AGREEMENT
                                    Between
                         THE JEFFERSON FUND GROUP TRUST
                                      and
                       FIRSTAR MUTUAL FUND SERVICES, LLC
                           which is Dated as of March 16, 1995

  WHEREAS, the above parties have entered into a Transfer Agent Agreement (the "Agreement") whereby Firstar Mutual Fund Services, LLC ("Firstar") has agreed to provide transfer agent services to The Jefferson Fund Group Trust (the "Trust"); and

  WHEREAS, the parties would like to add the Jefferson Regional Bank Fund and the Jefferson REIT Fund (collectively, the "Funds") to the Agreement;

  NOW THEREFORE, the Trust and Firstar agree to add the Funds to the Agreement and compensation for the Funds will be determined as described in the Agreement.

Dated this             day of October, 1998

THE JEFFERSON FUND                      FIRSTAR MUTUAL FUND
GROUP TRUST                             SERVICES, LLC

BY: -----------------------------       BY:----------------------------

ATTEST:--------------------------       ATTEST: -----------------------